Exhibit 32

Certification Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Mettler-Toledo International Inc. (the "Company") does hereby certify, to such officer's knowledge, that:
This quarterly report on Form 10-Q for the period ending March 31, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 9, 2014

/s/ Olivier A. Filliol

Olivier A. Filliol
Chief Executive Officer

/s/ William P. Donnelly

William P. Donnelly
Executive Vice President (Principal Financial Officer)

/s/ Shawn P. Vadala

Shawn P. Vadala
Chief Financial Officer (Principal Accounting Officer)